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- Equinor, Annual Report on Form 20-F 2021

1
Certification

Pursuant to Section 906 of the Sarbanes-Oxley

Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter

63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley

Act of 2002 (subsections (a) and (b) of

section 1350, chapter 63 of title 18, United

States
Code), the undersigned officer of Equinor ASA, a company

incorporated under the laws of Norway (the

“Company”), hereby certifies, to such
officer’s knowledge, that:

The Annual Report on Form 20-F for the year

ended 31 December 2021 of the Company (the

“Report”) fully complies with the requirements

of
section 13(a) or 15(d), as applicable, of the

Securities Exchange Act of 1934 and information

contained in the Report fairly presents, in all
material respects, the financial condition and results of

operations of the Company.

Date:

18 March 2022
By:

/s/

Name:

Anders Opedal
Title:

President and Chief Executive Officer

The foregoing certification is being furnished solely

pursuant to section 906 of the Sarbanes-Oxley

Act of 2002 (subsections (a) and (b) of
section 1350, chapter 63 of title 18, United States

Code) and is not being filed as part of

the Report or as a separate disclosure document.

A signed original of this written statement required by

section 906 has been provided to the Company

and will be retained by the Company
and furnished to the Securities and Exchange Commission

or its staff upon request.